SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                November 6, 2003
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  0-26136                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                               3604 Swann Avenue
                             Tampa, Florida  33609
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code











ITEM 5.  OTHER EVENTS.

     Odyssey Marine Exploration, Inc. (the "Company") received a report today from the Company's recovery vessel Odyssey Explorer that gold coins have been discovered on the site of the SS Republic. Shortly after commencement of archaeological excavation of the site, a substantial number of gold coins were revealed using Odyssey's Sediment Removal and Filtration (SeRF) system.

     Approximately 80 loose coins and what appear to be at least two wooden crates containing unknown quantities of coins have been located in the area that Odyssey expected to find a cargo of specie. Very little excavation has taken place, so it is not known if any additional coins or boxes of coins will be found and recovered. There is insufficient information at this point to predict the condition of the coins or their potential value.

     Once numismatic experts have had the opportunity to inspect the recovered coins, the Company intends to release their reports detailing the number, condition and value of the recovered coins.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.


Dated: November 6, 2003            By:/s/ John C. Morris
                                      John C. Morris, President




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